Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No.  333-121238 of our report dated March 13, 2009, relating to the consolidated financial statements and financial statement schedules of Cornerstone Core Properties REIT, Inc. and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 31, 2009